Exhibit 99.1

PETRÓLEOS MEXICANOS

Offer to Exchange Securities

which have been

Registered under the Securities Act of 1933, as amended,

and which are

Jointly and Severally Guaranteed by

Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica,

for any and all of its Corresponding Outstanding Securities

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities of Petróleos Mexicanos	Corresponding New Securities of Petróleos Mexicanos, which have been registered under the Securities Act
71656LAB7 71656MAB5	US71656LAB71 (Rule 144A) US71656MAB54 (Reg. S)	U.S. $1,500,000,000 4.875% Notes due 2015	Up to U.S. $1,500,000,000 4.875% Notes due 2015

71656LAA9 71656MAA7	US71656LAA98 (Rule 144A) US71656MAA71 (Reg. S)	U.S. $63,314,000 8.00% Notes due 2019	Up to U.S. $63,314,000 8.00% Notes due 2019

71656LAC5 71656MAC3	US71656LAC54 (Rule 144A) US71656MAC38 (Reg. S)	U.S. $1,00,000,000 6.000% Notes due 2020	Up to U.S. $1,000,000,000 6.000% Notes due 2020

71656LAD3 71656MAD1	US71656LAD38 (Rule 144A) US71656MAD11 (Reg. S)	U.S. $2,000,000,000 5.50% Notes due 2021	Up to U.S. $2,000,000,000 5.50% Notes due 2021

71656LAE1 71656MAE9	US71656LAE11 (Rule 144A) US71656MAE93 (Reg. S)	U.S. $1,000,000,000 6.625% Bonds due 2035	Up to U.S. $1,000,000,000 6.625% Bonds due 2035

Pursuant to the Prospectus dated August 31, 2010

To:	Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

Upon and subject to the terms and conditions set forth in the prospectus, dated August 31, 2010 (the “Prospectus”), Petróleos Mexicanos (the “Issuer”), a decentralized public entity of the Federal Government of the United Mexican States, and Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (the “Guarantors”), are making offers to exchange (the “Exchange Offers”) registered 4.875% Notes due 2015, registered 8.00% Notes due 2019, registered 6.000% Notes due 2020, registered 5.50% Notes due 2021 and registered 6.625% Bonds due 2035 (together, the “New Securities”) for any and all outstanding 4.875% Notes due 2015, 8.00% Notes due 2019, 6.000 % Notes due 2020, 5.50% Notes due 2021 and 6.625% Bonds due 2035 (together, the “Old Securities”) of the Issuer. The Exchange Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.

We are requesting that you contact your clients for whom you hold any Old Securities regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, or who hold any Old Securities registered in their own names, we are enclosing multiple sets of the following documents:

1.	Prospectus dated August 31, 2010;

2.	A form letter that may be sent to your clients for whose account you hold any Old Securities registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.

Your prompt action is requested. The Exchange Offers will expire at 5:00 p.m., New York City time, on September 30, 2010 (the “Expiration Date”), unless extended by the Issuer. Any Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

Tenders of any Old Securities for exchange pursuant to the Exchange Offers may be made only by book-entry transfer of the Old Securities to the account established by the Exchange Agent referred to below at the Book-Entry Transfer Facility maintained by The Depository Trust Company (“DTC”), together with a computer generated message, transmitted by means of DTC’s Automated Tender Offer Program system and received by the Exchange Agent, in which the tendering holder agrees to be bound by the terms and conditions of the Exchange Offers as set forth in the Prospectus.

Additional copies of the enclosed materials may be obtained from Deutsche Bank Trust Company Americas, as Exchange Agent, c/o DB Services Tennessee, Attention: Trust & Securities Services, Reorganization Unit, 648 Grassmere Park Road, Nashville, Tennessee 37211, Telephone: (800) 735-7777.

2